UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (September 11, 2017)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Management of Luminex Corporation (the “Company”) announces that it has reached an agreement with Laboratory Corporation of America Holdings (“LabCorp”) whereby LabCorp has agreed to extend its commitment to the Luminex Cystic Fibrosis (“CF”) product line through December 31, 2019. This indicates that LabCorp would maintain, at a minimum, its current volume of CF testing with Luminex through calendar year 2019.
As the Company will be participating in the Morgan Stanley 2017 Healthcare Conference on September 13, 2017 and the Cantor Fitzgerald Global Healthcare Conference on September 26, 2017, both in New York, New York (“Investor Conferences”), management anticipates interaction with participants at the Investor Conferences and otherwise regarding its commercial relationship with LabCorp. In light of the current extension, and historical inquires about the LabCorp CF test kits and LabCorp’s prior announcement to eventually transfer CF testing to an alternative technology, management deems it appropriate to announce this extension prior to inquiries that could arise at such Investor Conferences. The Company continues to greatly appreciate and enjoy its ongoing relationship with LabCorp.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2017	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance